                                                                    EXHIBIT 21.1

         COOPER CAMERON CORPORATION  --  SUBSIDIARIES & JOINT VENTURES
         -------------------------------------------------------------
                             (AS OF MARCH 1, 2000)

COOPER CAMERON CORPORATION (DELAWARE) - PARENT                           % OWNED             % OWNED    STATE/COUNTRY OF
                                                                       BY SUBSIDIARY          BY CCC    INCORPORATION OR
                                                                       -------------         -------      ORGANIZATION
                                                                                                          ------------
Cameron Algerie     (1 share owned by CCPEG)/1/                                                  100%   Algeria
Cameron Argentina S.A.I.C.  (122,700 shares owned by CCPEG)/1/         Less than 1%              100%   Argentina
Cameron Australasia Pty. Ltd.                                                                    100%   Australia
  Cooper Cameron Pensions Australia. Pty. Ltd.                                 100%                     Australia
Cameron France, S.A.  (6 shares owned by directors)                                              100%   France
        Cameron France E.U.R.L.                                                100%                     France
        Cameron France S.N.C./3/                                               100%                     France
Cameron Gabon, S.A.  (7 shares owned by directors)                                               100%   Gabon
Cameron GmbH                                                                                     100%   Germany
Cameron Services Middle East LLC  (Joint Venture)/6/                                              24%   Oman
Cameron Ireland Limited      (1 share owned by CCPEG)/1/                                         100%   Ireland
Cameron Norge AS                                                                                 100%   Norway
Cameron Venezolana, S.A. /1/                                                                     100%   Venezuela
  Cameron Remanufacturer                                                       100%                     Venezuela
  Camercay, Ltd.                                                               100%                     Grand Cayman
Compression Services Company                                                                     100%   Ohio
Cooper Cameron Cayman Limited                                                                    100%   Grand Cayman
Cooper Cameron do Brasil Ltda.   (1 share owned by CCPEG)/1/                                     100%   Brazil
Cooper Cameron Foreign Sales Company Ltd.                                                        100%   Barbados
Cooper Cameron (Malaysia) Sdn Bhd                                                                100%   Malaysia
Cooper Cameron (U.K.) Limited                                                                    100%   United Kingdom
  Cameron Offshore Engineering Limited                                         100%                     United Kingdom
  Cooper Cameron Pensions Limited                                              100%                     United Kingdom
       Cameron Integrated Services Limited                                     100%                     United Kingdom
Cooper Cameron Holding B.V.                                                                      100%   Netherlands
  Cooper Energy Services B.V.                                                  100%                     Netherlands
  Cameron B.V.                                                                 100%                     Netherlands
Cooper Cameron Limited                                                                           100%   Canada
Cooper Cameron Corporation Nigeria Limited /4/                                                    60%   Nigeria
Cooper Energy Services de Venezuela, S.A.                                                        100%   Venezuela
Cooper Energy Services International, Inc.                                                       100%   Ohio
       Canada Tiefbohrgerate und Maschinenfabrik GmbH                          100%                     Austria
         (1 share owned by CCPEG)/1/
       Cooper Cameron (Singapore) Pte. Ltd.                                     39%               61%   Singapore
      Cameron (B) Sendirian Berhad (except 1 share owned by a Director)        100%                     Brunei
Cooper Cameron de Mexico S.A. de C.V.  (1 share owned by CCPEG) /1/                              100%   Mexico
Cooper Cameron Petroleum Equipment Group, Inc.                                                   100%   Delaware
  Cooper Flow Control Australia Pty. Ltd.                                       50%               50%   Australia
Cooper Turbocompressor, Inc.  (Delaware)                                                         100%   Delaware
Ingram Cactus de Venezuela , S.A.    (Venezuela Joint Venture) /2/                                49%   Venezuela
  Cameron Cactus Cayman Ltd. (Grand Cayman)                                    100%                     Grand Cayman
Lyulka-Cooper (Russian Federation Joint Venture)/5/                                               50%   Russia
Orbit Valve International, Inc. (Arkansas)                                                       100%   Arkansas
  Orbit Valve Company (Arkansas)                                               100%                     Arkansas
     Orbit Valve Asia, Inc. (Arkansas)                                         100%                     Arkansas
  Orbit Valve Company Europe (Arkansas)                                        100%                     Arkansas
     Orbit Valve PLC (U.K.)                                                    100%                     United Kingdom
  Orbit Valve Canada Ltd. (Alberta, Canada)                                    100%                     Alberta, Canada
Wellhead Holdings Malaysia, Inc. (Nevada)                                                        100%   Nevada

1  Partially owned by Cooper Cameron Petroleum Equipment       4   Partially owned by various Nigerian entities and individuals.
    Group, Inc.                                                5   Partially owned by Lyulka-Saturn.
2  Partially owned by Carmelo Antonio Moschella Carnabuci.     6   Partially owned by United Engineering Services LLC
3  Partially owned by Cameron France E.U.R.L